UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Compensatory Arrangements.

On June 1, 2017, West Marine, Inc. (the “Company” or “West Marine”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located at 500 Westridge Drive, Watsonville, California. At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan (the “Equity Incentive Plan”) and the West Marine, Inc. Amended and Restated Associates Stock Buying Plan (the “Stock Buying Plan”). The material terms of each are summarized as follows:

Equity Incentive Plan:

Plan Administration

The Equity Incentive Plan is administered by the Compensation and Leadership Development Committee (“C&LDC”) which is comprised solely of non-employee Directors. The C&LDC or our Board have the power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, to determine the size and types of stock and cash awards, including, without limitation, performance-based stock and cash awards (“Awards”), when and how Awards will be granted, and the terms and conditions of Awards in a manner consistent with the Equity Incentive Plan.

Description of Principal Amendments to the Equity Incentive Plan

The following summarizes certain principal changes reflected in the Equity Incentive Plan as compared to our former equity incentive plan (the “Former Equity Plan”):

•	Restriction on dividends on unvested/unearned awards. The Former Equity Plan was modified to provide that the Company may accrue cash dividends, dividend equivalents or other distributions with respect to equity Awards including, without limitation, restricted stock awards, restricted stock units and performance-based stock Awards, but no dividends, dividend equivalents or other distributions may be paid with respect to unvested Awards unless and until vesting has occurred. In addition, the Equity Incentive Plan provides that any dividend equivalents will be subject to the same vesting terms and conditions as the underlying Awards.

•	Adoption of one-year minimum vesting periods. Except with respect to five percent (5%) of the maximum aggregate number of shares that may be issued under the Equity Incentive Plan, no Award may vest earlier than one year following the date of grant of such Award. This limitation does preclude the acceleration of vesting of equity Awards under the limited circumstances set forth in the Equity Incentive Plan.

•	Substitute Awards. The Former Equity Plan was revised to provide that Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any of its subsidiaries or with which the Company combines, will not reduce the number of shares authorized for grant nor will they be available for future grants.

•	Revision of “fungible” share pool. As the Company has granted only full-value awards over the last several years, the Equity Incentive Plan no longer contains a fungible ratio provision so that, under the amended Equity Incentive Plan, each full-value Award granted after the effective date will reduce the share reserve by one share.

•	Reasonable share counting provisions. In general, when Awards granted under our Equity Incentive Plan lapse or are canceled, the shares reserved for those Awards will be returned to the share reserve and be available for future Awards. However, any shares subject to a stock Award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the Equity Incentive Plan. To the extent that a stock Award is settled in cash rather than in shares, the shares reserved for such Award are not deducted from the authorized share pool. To the extent shares are withheld from any stock Award by the Company to pay taxes applicable to any stock Award, and to the extent that a stock appreciation right (“SAR”) is exercised and settled in shares, whether or not shares are actually delivered to the participant upon exercise of the right, such shares shall be deducted from the authorized share pool. Shares withheld by the Company or tendered by a participant to pay the exercise price of any option or to satisfy tax-withholding obligations of any stock Award, and shares repurchased by the Company using option exercise proceeds, are not be added to the authorized share pool.

•	Double-Trigger change in control provision. The definition of change in control in our Equity Incentive Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our Equity Incentive Plan does not provide for single-trigger acceleration in the event of a change in control transaction. As a result, the C&LDC may not accelerate the vesting of any Award in the event of a change in control, unless such vesting is conditioned on the consummation of such change in control and either (i) the participant’s employment with the Company is terminated, in connection with, or within 24 months after, such change in control, or (ii) the C&LDC or the Board determines that (A) such outstanding Awards will not be continued, assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding Awards.

•	Other changes. The Equity Incentive Plan also provides for certain clarifying changes and revisions, including with respect to the treatment of vesting and adjustments of Awards in the event of certain corporate transactions and other administrative provisions.

Other Key Provisions

The following summarizes certain key provisions reflected in our Former Equity Plan that are also included in the amended Equity Incentive Plan that are designed to protect our stockholders’ interests and to reflect corporate governance best practices:

•	Repricing is not allowed without stockholder approval. Our Equity Incentive Plan prohibits the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards under our Equity Incentive Plan without prior stockholder approval.

•	Stockholder approval is required for additional shares. Our Equity Incentive Plan does not contain an annual “evergreen” provision. Our Equity Incentive Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•	No tax gross ups. Our Equity Incentive Plan prohibits the Company from paying or reimbursing any “gross-up” payments for taxes on the income recognized as a result of the grant, vesting, exercise or sale of any Award.

•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than 100% of the fair market value of our common stock on the date the stock option or SAR is granted.

•	Submission of amendments to our Equity Incentive Plan to stockholders. Our Equity Incentive Plan requires stockholder approval for material amendments to our Equity Incentive Plan, including, any increase in the number of shares reserved for issuance under our Equity Incentive Plan.

•	Flexibility in designing equity compensation scheme. Our Equity Incentive Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, RSUs, PVUs, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•	Clawback. Any performance-based Awards granted under our Equity Incentive Plan are subject to recoupment in accordance with the Company’s Clawback Policy.

•	Limited term for options and SARs. Our Equity Incentive Plan limits the term of options and SARs to seven years.

•	Individual limits.

o	No individual associate may be granted more than one million five hundred thousand (1,500,000) shares subject to any performance-based stock Awards in any given fiscal year. In addition, no individual associate may be granted more than one million five hundred thousand (1,500,000) shares subject to options or SARs (or any combination of options and SARs) in any given fiscal year. For performance-based cash Awards, no individual associate may receive more than two million ($2,000,000) dollars in any given fiscal year. The performance period for performance-based Awards under the Equity Incentive Plan is the period of time selected by the C&LDC or the Board over which the attainment of one or more performance goals (as described below) will be measured, which we call the performance period.

o	In addition, the maximum number of shares of subject to stock Awards granted under the Equity Incentive Plan or otherwise during any given fiscal year to any non-employee Director for service on the Board, taken together with any cash fees paid by the Company to such non-employee Director with respect to such fiscal year for service on the Board, will not exceed three hundred thousand dollars ($300,000) in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). The Board may make exceptions to such limit for individual non-employee Directors in extraordinary circumstances (for example, to compensate a Director for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

•	Eligibility. All associates and non-employee Directors of the Company and its subsidiaries, as determined by our C&LDC, are eligible to participate in the Equity Incentive Plan.

•	Types of Awards. The Equity Incentive Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, as well as performance-based stock awards and performance-based cash awards on achievement of objective performance goals.

•	Performance-based Awards.

•	The Equity Incentive Plan allows us to grant performance-based Awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code (the “IRC”). Performance-based Awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance criteria and performance goals described below. The length of any performance period, the performance criteria and the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our C&LDC, except that our Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the IRC.

•	In granting a performance-based Award intended to qualify as “performance-based compensation” under Section 162 (m) of the IRC, our C&LDC will set a period of time, or a performance period, over which the attainment of one or more performance goals, will be measured. Within the time period prescribed by Section 162(m) of the IRC, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our C&LDC will establish the performance goals, based upon one or more performance criteria enumerated in the Equity Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, our C&LDC will confirm whether the performance goals have been satisfied.

•	Performance Criteria. The performance criteria that the C&LDC may use to establish performance goals may be based on any one of, or combination of, the following as determined by the C&LDC or the Board: (i) income or earnings (before or after taxes), (ii) operating income or operating income after taxes; (iii) earnings per share or earnings per share growth; (iv) sales, net sales, sales growth, total revenue, or revenue growth; (v) product revenue; (vi) pre-tax profit or pre-tax or pre- bonus, pre-tax operating profit; (viii) operating profit or net operating profit; (ix) return measures (including, but not limited to, return on assets, return on investment, return on capital, return on capital employed, return on invested capital, return on equity, sales, or revenue); (x) shareholder’s equity or average stockholder’s equity; (xi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow per share and cash flow return on investment); (xii) earnings before or after taxes, interest or depreciation; (xiii) earnings before or after taxes, interest, depreciation, and amortization; (xiv) margin (including gross or operating margins); (xv) economic value added (or an equivalent metric); (xvi) share price, share price performance, share price return or relative share price (including, but not limited to, growth measures and total shareholder return); (xvii) market share or change in market share; (xviii) expense or cost reduction goals; (xix) customer retention or satisfaction; (xx) working capital targets or improvement in or attainment of working capital goals; (xxi) debt reduction; (xxii) debt reduction or debt levels; (xxiii) capital expenditures; (xxiv) workforce diversity; (xxv) reduction in billings; and (xxvi) to the extent that an Award is not intended to comply with Section 162(m) of the IRC, other measures of performance determined by the C&LDC or the Board.

•	Performance Goals. The one or more goals established by the C&LDC or the Board for the performance period based upon the performance criteria may be measured with respect to the Company or any one or more of its subsidiaries and either in absolute terms or as compared to another company or companies or the performance of one or more relevant indices. Unless specified otherwise by the C&LDC or the Board (i) in the award agreement at the time the Award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to accounting principles generally accepted in the United States (“GAAP”); (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP ; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

•	Fixed date of grant. The grant date for stock Awards under the Equity Incentive Plan are fixed as follows: (a) for annual Awards to participants who are current employees, the 14th day of March of each year, or if the 14th falls on a weekend or a holiday, the immediately preceding business day in March; (b) for one-time Awards made to newly-hired employees, the10th business day of the calendar month following the new employee’s date of hire; (c) for one-time Awards made to existing employee participants who are promoted and determined entitled to an Award, the 3rd business day following the release of quarterly earnings which occurs immediately following the effective date of the promotion; (d) for annual Awards made to non-employee Directors, the close of each annual meeting of the Company’s stockholders at which the non-employee Director is nominated for reelection and is so elected by the stockholders; (e) for Awards, other than annual Awards, made to non-employee Directors appointed by the Board at any time prior to the next annual meeting of stockholders (e.g. an appointment to fill a vacancy on the Board), the first day of attendance by such newly-appointed non-employee Director at the first to occur of a Board meeting or a meeting of any of the Board’s standing committees; and (f) any date designated by the C&LDC as the date as of which an Award is granted, which shall not be earlier than the date on which the C&LDC approves the granting of such Award.

•	Changes in capital structure. In the event of any any “equity restructuring,” as defined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (or any successor thereto), including but not limited to, any large or extraordinary dividend payable in capital stock, stock split, share combination, large or extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, such adjustment shall be made in the number and/or class of shares which may be delivered under the Equity Incentive Plan (including adjustment to the annual limits on Awards that may be granted to any one participant under the Equity Incentive Plan), and in the number and/or class of and/or price of shares subject to outstanding stock Awards granted under the Equity Incentive Plan, as is necessary to equalize a stock Award’s value before and after an equity restructuring, and provided that the number of shares subject to any stock Award shall always be a whole number. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, or other change in the corporate structure of the Company that does not constitute such an equity restructuring, the C&LDC may make such adjustment, if any, as it deems appropriate in the number and/or class of and/or price of shares subject to outstanding Awards granted under the Equity Incentive Plan.

•	Amendment and termination. The Board or the C&LDC may alter, amend or terminate the Equity Incentive Plan, at any time and for any reason. However, without further stockholder approval, no alteration or amendment can (a) materially increase the benefits accruing to participants under the Equity Incentive Plan, (b) increase the number of securities which may be issued under the Equity Incentive Plan, or (c) materially modify the requirements as to eligibility for participation in the Equity Incentive Plan. However, stockholder approval is not required if such approval is not required in order to assure the Equity Incentive Plan's continued qualification under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

The foregoing description of the Equity Incentive Plan is qualified in its entirety by reference to the full text of the Equity Incentive Plan filed with this report as Exhibit 10.1 hereto and incorporated herein by reference.

Stock Buying Plan:

This Stock Buying Plan is intended to encourage eligible associates to remain in the employ of the Company (or any subsidiary which may be designated by the C&LDC as a participating “subsidiary”) and to provide them with an additional incentive to advance the best interests of the Company. With this goal in mind, the Stock Buying Plan is designed to encourage an ownership culture which aligns the interests of our associates with those of our stockholders.

•	Eligible Associates. Each associate of West Marine and participating subsidiaries, who has been employed for at least 30 consecutive days, is eligible to participate in the Stock Buying Plan. However, if the associate would, immediately after the grant of an option under the Stock Buying Plan, own stock or hold outstanding options to acquire, 5% or more of the voting stock or value of West Marine or any subsidiary of West Marine, then he or she is not eligible to participate in the Stock Buying Plan. Approximately 3,100 associates are currently eligible to participate in the Stock Buying Plan.

•	Enrollment, Contributions and Sale of Shares. Eligible associates elect whether or not to enroll in the Stock Buying Plan during open enrollment periods held in April and October of each year. The enrollment period is for six months and eligible associates are re-enrolled automatically every six months; provided, however, that associates may cancel their enrollment at any time, in accordance with the terms of the Stock Buying Plan. Associate contributions to the Stock Buying Plan are made through payroll deductions. Participating associates may contribute (in whole percentages) from 1% to 10% (not to exceed an amount greater than $25,000 during any calendar year) through payroll deductions, and may increase or decrease the contribution percentage during the next open enrollment period. On the last business day of each April and October, the associate’s payroll deductions are used to purchase shares of West Marine common stock for the associate.

o	There are 945,890 shares of West Marine’s common stock available for issuance under the Stock Buying Plan, which equals 3.8% of West Marine shares outstanding as of April 3, 2017.

o	Purchased shares are subject to a 12 month holding period, during which time, except for limited circumstances, shares cannot be sold, gifted or otherwise transferred.

o	The maximum aggregate purchase which an associate may make of common stock in a single calendar year is $25,000, based on the stock’s market price on each applicable grant date.

o	The price of the shares purchased will be the lower of (i) 85% of the stock’s market value on the grant date for such option, or (ii) 85% of the stock’s market value on the purchase date for such option.

o	Shares purchased for associates will be deposited into individual brokerage accounts established for each associate.

o	Participation in the Stock Buying Plan terminates when the associate’s employment with West Marine ceases for any reason, the associate withdraws from the Stock Buying Plan or the Stock Buying Plan is terminated or amended such that the associate no longer is eligible to participate.

•	Administration, Amendment and Termination. The Stock Buying Plan is administered by the C&LDC and has the authority to control and manage the operation and administration of the Stock Buying Plan. The Board and/or the C&LDC may delegate all matters relating to the administration of the Stock Buying Plan to one or more of the Company’s officers as the Board and/or the C&LDC so determines. The C&LDC may make rules, interpret and determine the meaning and validity of the provisions of the Stock Buying Plan, make computations, and take any other actions to administer the Stock Buying Plan that it considers appropriate to promote West Marine’s best interests and, for the benefit of all participants, to ensure that the Stock Buying Plan remains qualified under Section 423 of the IRC.

•	Amendment, Termination, Duration and Change in Control. The Board, in its sole discretion, may amend, suspend or terminate the Stock Buying Plan at any time. However, the Board may not amend the Stock Buying Plan to either increase the maximum number of shares that may be purchased under the Stock Buying Plan, materially modify the requirements as to eligibility for participation in the Stock Buying Plan, or materially increase the benefits which accrue to participants under the Stock Buying Plan without prior stockholder approval. In the event of an adjustment event (as defined under the Stock Buying Plan), the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Stock Buying Plan and in the maximum number of shares of common stock subject to any option under the Stock Buying Plan. In the event of a change in control (as defined under the Stock Buying Plan), the Board may (a) permit outstanding options under the Stock Buying Plan to remain outstanding to the next purchase date on the last business day of April or October, as applicable, or such other specific business days as may be established by the C&LDC from time to time prior to an enrollment date, to permit options to expire in accordance with their terms, (b) approve conversion of options under the Stock Buying Plan into options to purchase securities of the successor or surviving entity in connection with a change in control, (c) establish a new purchase date for outstanding options that is prior to a change in control, or (d) terminate outstanding options under the Stock Buying Plan and return amounts then credited to participants’ accounts to participants.

•	Tax Aspects. The Stock Buying Plan is intended to qualify under Section 423 of the IRC. Based on management’s understanding of current federal income tax laws, the tax consequences of a purchase of shares of common stock under the Stock Buying Plan are as follows: An associate will not have taxable income when the shares of common stock are purchased for that associate, but income taxes generally will be due when the associate sells or otherwise disposes of stock purchased through the Stock Buying Plan. For shares of common stock that are not disposed of until more than 24 months after the enrollment date under which the shares were purchased, the associate is required to recognize ordinary income equal to the lesser of: (i) the amount of the discount from the market price of the stock on the grant date and (ii) the excess of the amount realized on the sale or disposition of the stock over the purchase price of the shares. Any additional gain or loss recognized on the disposition of the stock will be long-term capital gain or loss. For shares of common stock sold within the 24-month holding period, the amount of discount received from the stock’s market price on the purchase date is taxed at ordinary income rates. An additional gain (or loss) over the stock’s market price on the purchase date is taxed to the stockholder as long-term or short- term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term, and under current capital gain rules, West Marine receives a deduction for federal income tax purposes for the ordinary income an associate must recognize when such associate disposes of stock purchased under the Stock Buying Plan within the 24-month holding period. West Marine does not receive such a deduction for shares of common stock disposed of after the 24-month holding period.

The foregoing description of the Stock Buying Plan is qualified in its entirety by reference to the full text of the Stock Buying Plan filed with this report as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 1, 2017, the number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 25,087,571, of which 23,284,195 shares were present in person or represented by valid proxies at the Annual Meeting.

The stockholders voted on four proposals as described in the Company’s Proxy Materials for the Annual Meeting. The final voting results for each item presented at the Annual Meeting are set forth below.

Proposal 1:	Election of Director Nominees

DIRECTORS	FOR	AGAINST	BROKER NON-VOTES
Barbara L. Rambo	18,959,972	207,973	4,111,800
Matthew L. Hyde	18,901,537	266,401	4,111,800
Randolph K. Repass	18,780,693	391,318	4,111,800
Alice M. Richter	18,883,644	284,294	4,111,800
Dennis F. Madsen	18,959,256	208,682	4,111,800
Christiana Shi	18,960,018	207,888	4,111,800
James F. Nordstrom, Jr.	18,957,499	208,802	4,111,800
Robert D. Olsen	18,960,660	207,278	4,111,800

Proposal 2:	Ratification of Selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 30, 2017

FOR	AGAINST	ABSTAINED
23,268,238	10,757	5,200

Proposal 3:	Approval, on an advisory basis, the compensation of the Company’s named executive officers

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
18,849,665	310,607	12,123	4,111,800

Proposal 4:	Indicate, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAINED	BROKER NON- VOTES
15,234,238	4,522	3,927,201	6,434	4,111,800

Proposal 5:	Approval, of the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
18,838,232	328,396	5,767	4,111,800

Proposal 6:	Approval, of the West Marine, Inc. Amended and Restated Associates Stock Buying Plan

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
18,992,202	138,136	42,057	4,111,800

Based on the above voting results, all director nominees were duly elected and the other five proposals passed.

Item 8.01.	Other Events

Following the March 23, 2017 Board meeting, upon the recommendation of the C&LDC, the Board approved an increase in Director compensation as set forth below:

Director Compensation Item	FY 2017 Director Compensation
Board Retainer	$45,000 (an increase from $40,000)
Board Meeting Fee	˚No fees up to seven scheduled (plus two unscheduled) meetings
˚$2,000 per any additional meeting
Board Chair Retainer	˚$75,000 (an increase from $50,000)
Compensation and Leadership Development Committee Retainer	˚Member: $7,500 ˚Chair: $15,000
Nomination and Governance Committee Retainer	˚Member: $5,000 ˚Chair: $10,000
Audit and Finance Committee Retainer	˚Member: $13,000 ˚Chair: $20,000
Annual Equity Grant	$65,000 (an increase from $50,000) – Effective beginning with the June 1, 2017 annual grant

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits:

10.1 West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan.*

10.2 West Marine, Inc. Amended and Restated Associates Stock Buying Plan.*

10.3 Form of Notice of Grant of Time-Vested Restricted Stock Units and Form of Time-Vested Restricted Stock Unit Agreement for Associates*

10.4 Form of Notice of Performance-Based Restricted Stock Units and Form of Performance-Based Restricted Stock Unit Agreement for Associates*

10.5 Form of Notice of Time-Vested Restricted Stock Units and Form of Time-Vested Restricted Stock Unit Agreement for Non-Employee Directors.*

*Management compensatory plan or arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: June 5, 2017	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary